Exhibit 33

Certification of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, J. Daniel Moon, IV, President and Chief Executive Officer of SSB Bancorp, Inc., (the “Company”), hereby certify in my capacity as an officer of the Company that I have reviewed the annual report on Form 10-K for the year ended December 31, 2019 (the “Report”) and that to the best of my knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 30, 2020	/s/ J. Daniel Moon, IV
J. Daniel Moon, IV
President and Chief Executive Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to SSB Bancorp, Inc. and will be retained by SSB Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.